Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INOTIV, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1345024 (I.R.S. Employer Identification No.)

2701 Kent Avenue

West Lafayette, Indiana 47906-1382

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Inotiv, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Beth A. Taylor

Chief Financial Officer

Inotiv, Inc.

2701 Kent Avenue

West Lafayette, Indiana 47906-1382

(765) 463-4527

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen J. Hackman, Esq.

Ice Miller LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282-0200

(317) 236-2289

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)
Common Shares	1,500,000 shares	$51.5725	$77,358,750	$7,172

(1)	Represents 1,500,000 additional shares issuable under the Inotiv, Inc. 2018 Equity Incentive Plan.
(2)

Pursuant to Rule 416 under the Securities Act, this Registration Statement is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee.
(4)

Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common shares offered hereunder pursuant to the Plan is based on 1,500,000 additional shares reserved for issuance under the Plan at a price per share of $51.5725, which is the average of the highest and lowest selling prices for the shares on NASDAQ on November 11, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed for the purpose of registering the offer and sale of an additional 1,500,000 Common Shares of Inotiv, Inc. (the “Registrant”) which may be issued under the Registrant’s Amended and Restated Inotiv, Inc. 2018 Equity Incentive Plan (f/k/a the Amended and Restated Bioanalytical Systems, Inc. 2018 Equity Incentive Plan). In accordance with General Instruction E to Form S- 8, this registration statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 have previously been filed and are effective. Accordingly, this registration statement incorporates by reference the contents of the Registrant’s following registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”), except in each case for Item 8, Exhibits:

(1)	Registration Statement on Form S-8 (File No. 333-237580), filed with the SEC on April 6, 2020 by the Registrant, relating to the Registrant’s 2018 Equity Incentive Plan;
(2)	Registration Statement on Form S-8 (File No. 333-228747), filed with the SEC on December 11, 2018 by the Registrant, relating to the Registrant’s 2008 Stock Option Plan as Amended and Restated in the form of the Amended and Restated 2018 Equity Incentive Plan; and
(3)	Registration Statement on Form S-8 (File No. 333-153734), filed with the SEC on September 30, 2008 by the Registrant, relating to the Registrant’s 2008 Stock Option Plan.

Item 8. Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description

4.1

Second Amended and Restated Articles of Incorporation of Inotiv, Inc. as amended through November 4, 2021 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed November 5, 2021)

4.2	Second Amended and Restated Bylaws of Inotiv, Inc., as subsequently amended (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the year ended September 30, 2015)
4.3	Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1, Registration No. 333-36429)
4.4	Amended and Restated Inotiv, Inc. 2018 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed November 5, 2021)
4.5*	Description of Capital Stock
5.1*	Opinion of Ice Miller LLP
23.1*	Consent of RSM US LLP
23.2*	Consent of Soukup, Bush & Associates, CPAs, P.C.
23.3	Consent of Ice Miller LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, Indiana, on the 12th day of November, 2021.

INOTIV, INC.

By:	/s/ Beth A. Taylor
Beth A. Taylor Chief Financial Officer and Vice President-Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Robert Leasure, Jr. and Beth A. Taylor, and each of them, each with full power to act without the other, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his/her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Robert W. Leasure, Jr.	President and Chief Executive Officer, Director	November 12, 2021
Robert W. Leasure, Jr.	(Principal Executive Officer)

/s/ Beth A. Taylor	Chief Financial Officer and Vice President – Finance	November 12, 2021
Beth A. Taylor	(Principal Financial Officer and Accounting Officer)

/s/ Gregory C. Davis	Chairman of the Board, Director	November 12, 2021
Gregory C. Davis, Ph.D.

/s/ Nigel Brown	Director	November 12, 2021
Nigel Brown

/s/ Scott Cragg	Director	November 12, 2021
Scott Cragg

Director
Richard A. Johnson, Ph.D.

/s/ R. Matthew Neff	Director	November 12, 2021
R. Matthew Neff

/s/ John E. Sagartz	Director	November 12, 2021
John E. Sagartz, DVM, Ph.D., DAVP

S-1